Exhibit 99.1

News Release

Investor Contact:

Taylor Hudson

+1 603.430.5397

thudson@spragueenergy.com

SPRAGUE RESOURCES LP REPORTS FIRST QUARTER 2014 RESULTS

Portsmouth, NH (May 14, 2014) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the first quarter ended March 31, 2014.

Sprague completed its initial public offering (“IPO”) on October 30, 2013 and, as a result, Sprague’s first quarter 2013 results include the financial and operating results of Sprague’s predecessor company, which included Kildair, the Canadian business that is not part of Sprague’s assets or operations following the completion of the IPO. The following discussion of financial results excludes the contribution of Kildair prior to Sprague’s IPO. Please see the accompanying financial tables for additional and more detailed information.

“Sustained cold weather and challenging supply conditions in the first quarter offered Sprague the opportunity to substantiate our value proposition to customers while generating significant margin growth. Whether it was maintaining a ready supply of heating oil and industrial fuel oil for our customers, transporting natural gas cost-effectively during a period of significant price volatility, or successfully handling the salt inventory the Northeast relied on to keep roadways open, Sprague delivered on its objectives,” said David Glendon, President and Chief Executive Officer. “Our outstanding execution resulted in a terrific start to 2014 and we now expect to achieve a full year 2014 adjusted EBITDA between $70 and $80 million.”

First Quarter 2014 Highlights

•	Adjusted gross margin was $88.6 million for the first quarter of 2014, compared to $56.7 million for the first quarter of 2013.

•	Adjusted EBITDA was $49.6 million for the first quarter of 2014, compared to pro forma adjusted EBITDA of $26.1 million for the first quarter of 2013.

•	Net sales were $1.9 billion for the first quarter of 2014, compared to pro forma net sales of $1.4 billion for the first quarter of 2013.

•	Net income was $75.3 million for the first quarter of 2014, compared to pro forma net income of $28.4 million for the first quarter of 2013. Net income per common unit was $3.74 in the first quarter of 2014.

Sprague reported distributable cash flow of $44.0 million for the first quarter of 2014, compared to $19.1 million, on a pro forma basis, for the first quarter of 2013. Sprague also reported distribution coverage of 5.3x the minimum quarterly distribution for the first quarter of 2014, an amount equivalent to 1.3x its declared minimum annual distribution.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures for the three months ended March 31, 2014.

Refined Products

•	Adjusted gross margin in the Refined Products segment increased $15.9 million, or 55%, to $44.9 million in the first quarter of 2014, compared to the first quarter of 2013.

•	Volumes in the Refined Products segment rose 33% to 553.9 million gallons in the first quarter of 2014, compared to 415.5 million gallons in the first quarter of 2013.

“Sprague’s Refined Products volume and margin gains during the first quarter were a result of Sprague’s ability to meet customer demand when it was most critical to do so.

Our strong logistics capabilities and investments in improved rack configurations reduced congestion at our terminals and enabled customers to load needed fuel quickly,” said Mr. Glendon. “Sustained cold weather, a tight physical supply chain and natural gas service interruptions brought many new customers to Sprague facilities. Increased use of refined products in power generation and the inclusion of the Hess Commercial accounts assumed at the end of 2013 also contributed to the volume gains.”

Natural Gas

•	Natural Gas adjusted gross margin increased 73% to $35.3 million for the first quarter of 2014, compared to $20.4 million for the first quarter of 2013.

•	Natural Gas segment volumes were unchanged at 16.5 Bcf for the first quarter 2014, compared to the first quarter 2013.

“Extreme weather, volatile cash pricing and pipeline supply constraints tested our Natural Gas group in the first quarter,” said Mr. Glendon. “Despite these challenges, Sprague’s logistical expertise and broad portfolio of transportation assets enabled the team to deliver excellent results for the quarter. This winter’s exceptional Natural Gas performance, achieving a 64% year over year increase in combined fourth and first quarter adjusted gross margin, is a testament to Sprague’s success executing on our strategy,” added Mr. Glendon.

Materials Handling

•	Materials Handling gross margin increased by $1.5 million, or 23%, to $8.1 million for the first quarter 2014, compared to the first quarter 2013.

“The strong gain in first quarter Materials Handling gross margin was largely a result of year over year increases in dry bulk activities,” said Mr. Glendon. “Challenging winter conditions resulted in the need to replenish road salt inventories during the first quarter, a condition we did not see last year. Additionally, our investment in a new geared hopper system at our Newington terminal resulted in higher volumes and additional revenue.”

On April 29, 2014, the Board of Directors of Sprague’s general partner, Sprague Resources GP, declared a cash distribution of $0.4125 per unit for the quarter ended March 31, 2014. The distribution will be paid on May 15, 2014 to unitholders of record on May 9, 2014.

“I am proud of Sprague’s outstanding performance across all business segments in the first quarter,” said Mr. Glendon. “Our steadfast commitment to meeting customers’ energy needs reinforced why Sprague has been successful for more than 140 years.”

Financial Results Conference Call

Management will review Sprague’s first quarter 2014 financial results in a teleconference call for analysts and investors today, May 14th, 2014.

Date and Time:	May 14th, 2014 at 10:00 AM ET

Dial-in numbers:	(866) 700-0133 (U.S. and Canada)

(617) 213-8831 (International)

Participation Code:	76790516

The call will also be webcast live and archived on the investor relations section of Sprague’s website, www.spragueenergy.com.

About Sprague Resources LP

Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are used as supplemental financial measures by management and external users of Sprague’s financial statements, such as investors, commercial banks, trade suppliers and research analysts, to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of Sprague’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•	The viability of acquisitions and capital expenditure projects;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to its lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.

Sprague defines EBITDA as net income before interest, income taxes, depreciation and amortization. Sprague defines adjusted EBITDA as EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of a business, write-off of deferred offering costs and bio-fuel excise tax credits. Sprague defines pro forma adjusted EBITDA as adjusted EBITDA with additional adjustments including public company expenses, gains/losses on the sale of fixed assets and the exclusion of Kildair operations to reflect results as if Sprague were operating as a public company during the defined time periods.

Sprague defines adjusted gross margin as gross margin decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with GAAP. These measures should not be considered as alternatives to net income, income from operations, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s prospectus and filings with the United States Securities and Exchange Commission (the “SEC”), including those set forth under Item 1A, “Risk Factors” of Sprague’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by any subsequent reports Sprague files with the SEC. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

(Financial Tables Below)

Sprague Resources LP

Volume, Net Sales, Gross Margin and Adjusted Gross Margin

by Segment (Excluding Kildair)

Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013 Predecessor
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	553,938	415,548
Natural gas (MMBtus)	16,496	16,471
Materials handling (short tons)	694	455
Materials handling (gallons)	66,822	68,040
Other operations (short tons)	45	48

Net Sales:
Refined products	$1,752,144	$1,313,764
Natural gas	134,340	108,683
Materials handling	8,079	6,585
Other operations	4,828	3,345

Total net sales	$1,899,391	$1,432,377

Gross Margin:
Refined products	$51,797	$34,015
Natural gas	63,781	23,058
Materials handling	8,077	6,582
Other operations	247	678

Total gross margin	$123,902	$64,333

Adjusted Gross Margin: (1)
Refined products	$44,921	$29,003
Natural gas	35,344	20,417
Materials handling	8,077	6,582
Other operations	247	678

Total adjusted gross margin	$88,589	$56,680

Calculation of Adjusted Gross Margin:
Total gross margin	$123,902	$64,333
Deduct: total commodity derivative (gains) losses included in net income	3,832	10,993
Add: realized commodity derivative gains (losses) included in net income	(39,145)	(18,646)

Total adjusted gross margin	$88,589	$56,680

1)	Adjusted gross margin represents gross margin decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

Sprague Resources LP

Summary Historical Financial and Operating Data

Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013 Predecessor
	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$1,899,391	$1,544,953
Cost of products sold	1,775,489	1,478,161

Gross margin	123,902	66,792

Operating costs and expenses:
Operating expenses	13,524	14,038
Selling, general and administrative	25,457	14,756
Depreciation and amortization	2,339	4,099

Total operating costs and expenses	41,320	32,893

Operating income	82,582	33,899
Other income (expense)	—	(157)
Interest income	106	124
Interest expense	(5,495)	(7,543)

Income before income taxes	77,193	26,323
Income tax provision	(1,858)	(11,989)

Net income	$75,335	$14,334

Adjusted EBITDA (1) (unaudited)	$49,608	$25,167

Net income per limited partner unit:
Common - basic	$3.74
Common - diluted	$3.74
Subordinated - basic and diluted	$3.74
Units used to compute net income per limited partner unit -
Common - basic	10,072,186
Common - diluted	10,073,176
Subordinated - basic and diluted	10,071,970

Other Financial and Operating Data (unaudited)
Capital expenditures	$797	$2,140
Total refined products volumes sold (barrels)	13,189	11,144
Total natural gas volumes sold (MMBtus)	16,496	16,471

1)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Summary Pro Forma Financial and Operating Data

Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013 Predecessor
	(unaudited)	Pro Forma (1) (unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$1,899,391	$1,432,377
Cost of products sold	1,775,489	1,368,044

Gross margin	123,902	64,333

Operating costs and expenses:
Operating expenses	13,524	11,101
Selling, general and administrative	25,457	14,345
Depreciation and amortization	2,339	2,353

Total operating costs and expenses	41,320	27,799

Operating income	82,582	36,534
Other expense	—	(133)
Interest income	106	122
Interest expense	(5,495)	(6,068)

Income before income taxes	77,193	30,455
Income tax (provision) benefit	(1,858)	(2,018)

Net income	$75,335	$28,437

Adjusted EBITDA (2) (unaudited)	$49,608	$26,080

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.
b)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.
c)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.
d)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Historical and Pro Forma Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013 Predecessor
	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net income to adjusted EBITDA:
Net income	$75,335	$14,334
Add/(deduct):
Interest expense, net	5,389	7,419
Tax (benefit) expense	1,858	11,989
Depreciation and amortization	2,339	4,099

EBITDA (2)	$84,921	$37,841
Deduct: total commodity derivative (gains) losses included in net income	3,832	13,861
Add: realized commodity derivative gains (losses) included in net income	(39,145)	(21,514)
Add/(deduct):
Bio-fuel excise tax credits	—	(5,021)

Adjusted EBITDA (3)	$49,608	$25,167

	Three Months Ended March 31,
	2014	2013 Predecessor
	(unaudited)	Pro Forma (1) (unaudited)
	($ in thousands)
Reconciliation of net income to adjusted EBITDA:
Net income	$75,335	$28,437
Add/(deduct):
Interest expense, net	5,389	5,946
Tax (benefit) expense	1,858	2,018
Depreciation and amortization	2,339	2,353

EBITDA (2)	$84,921	$38,754
Deduct: total commodity derivative (gains) losses included in net income	3,832	10,993
Add: realized commodity derivative gains (losses) included in net income	(39,145)	(18,646)
Add/(deduct):
Bio-fuel excise tax credits	—	(5,021)

Adjusted EBITDA (3)	$49,608	$26,080

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.
b)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.
c)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.
d)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	EBITDA represents net income before interest, income taxes, depreciation and amortization.
3)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Pro Forma Reconciliation of Adjusted EBITDA to Distributable Cash Flow

Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013 Predecessor
	(unaudited)	Pro Forma (1) (unaudited)
	($ in thousands)
Reconciliation of adjusted EBITDA to distributable cash flow:
Adjusted EBITDA (2)	$49,608	$26,080

Add/(deduct):
Cash interest expense, net	(4,706)	(5,162)
Cash taxes	(914)	(2,018)
Maintenance capital expenditures	(614)	(392)
Estimated incremental selling, general and administrative expense of being a publicly traded partnership	—	(515)
Elimination of expense relating to cash incentive payments and directors fees that would have been paid in common units	—	1,138
Equity-based compensation expense	538	—
Other	41	—

Distributable cash flow	$43,953	$19,131

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.
b)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.
c)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.
d)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.